THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is dated as of April 6, 2017 (the “Amendment”), by and between COMERICA BANK (“Bank”), ROKA BIOSCIENCE, INC. (“Roka”) and PROMINEX, INC. (“Prominex”) (Roka and Prominex are each a “Borrower” and collectively, the “Borrowers”).
RECITALS
A.     Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 21, 2013, as amended from time to time including without limitation by that certain First Amendment to Loan and Security Agreement dated as of May 29, 2015 and that certain Joinder and Second Amendment to Loan and Security Agreement dated as of November 8, 2016 (as the same may from time to time be further amended, modified, supplemented, or restated, the “Agreement”).
B.     Borrower and Bank have agreed to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.Principal Deferment; Refund of April 1, 2017 Payment. Notwithstanding the terms of Section 2.1(c)(iii) of the Agreement as such Section was in effect prior to the date of this Amendment, and provided that Borrower complies with the terms and conditions of this Amendment and the Agreement after the date of this Amendment, Bank agrees to defer payment of the regularly scheduled principal payments on account of the Growth Capital III Advance that would otherwise be due on April 1, 2017, May 1, 2017 and June 1, 2017 (the “Deferment End Date”) provided that Borrowers shall continue to pay interest on those amounts in accordance with the Agreement and provided further that subject to and upon the terms and conditions of the Agreement, as amended by this Amendment, after the Deferment End Date the Growth Capital III Advance shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2017 and continuing on the same day of each month thereafter through the Growth Capital II Maturity Date at which time all amounts due in connection with the Growth Capital II Advance and any other amounts due under this Agreement shall be immediately due and payable. Bank agrees to reverse the debit made to Borrower’s account by Bank on April 1, 2017, in the amount of $333,333.33 for principal payment.

2.The following definitions are each hereby added to, or amended in as the case may be, Exhibit A as referenced in Section 1.1 of the Agreement to read as follows:

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.
“Borrowing Base” means, as of any date of determination, an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower and provided that Bank may change the foregoing based on the results of a Collateral audit.
“Borrowing Base Certificate” means the certificate substantially in the form attached hereto as Exhibit E.
“Credit Extension” means the Growth Capital II Advance, each Advance, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.
“Eligible Accounts” means those billed trade Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:
(a)    Accounts that the account debtor has failed to pay in full within ninety (90) days of invoice date;
(b)    Credit balances over ninety (90) days;
(c)    Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;
(d)    Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;
(e)    Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;
(f)    Accounts with respect to which the account debtor is the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of the foregoing, unless all necessary steps are taken to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 3727), as amended, or with any comparable state or local law, if applicable, and all other necessary steps are taken to perfect Bank’s security interest in such Account;
(g)    Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;
(h)    Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;
(i)    Accounts with respect to which the account debtor is an individual, officer, employee, agent or Affiliate of Borrower;
(j)    Accounts that are billed in advance, payable on delivery, have not yet been billed to the account debtor, progress billings, or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;
(k)    Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;
(l)    Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and
(m)    Retentions and hold-backs.
“Eligible Foreign Accounts” mean Accounts with respect to which the account debtor does not have its principal place of business in the United States and is not located in an OFAC sanctioned country and that are (i) supported by one or more letters of credit in an amount and of a tenor, and issued, advised and/or confirmed by a financial institution, acceptable to Bank, or (ii) approved by Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars.
“Growth Capital II Maturity Date” means September 1, 2018.
“Pricing Addendum” means that certain Amended and Restated Prime Referenced Rate Addendum to Loan and Security Agreement dated as of the Third Amendment Date between Borrowers and Bank (as the same may be amended and/or restated from time to time).
“Responsible Officer” means each of the Authorized Signers set forth in the Corporation Resolutions and Incumbency Certification Authority to Procure Loans.
“Revolving Line” means a Credit Extension of up to Four Million Dollars ($4,000,000).
“Revolving Maturity Date” means April 6, 2019.
“Third Amendment Date” means April 6, 2017.

3.Section 2.1(c)(iii) is hereby amended to read in its entirety as follows:

(iii)    Repayment. Any portion of the Growth Capital II Advance that is outstanding on June 1, 2017 shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2017 and continuing on the same day of each month thereafter through the Growth Capital II Maturity Date at which time all amounts due in connection with the Growth Capital II Advance made under this Section 2.1(c) and any other amounts due under this Agreement shall be immediately due and payable.
4.A new Section 2.1(d) is added to the Agreement to read as follows:
(d)    Advances Under Revolving Line.
(i)Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Except as set forth in the Pricing Addendum amounts borrowed pursuant to this Section 2.1(d) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(d) shall be immediately due and payable.

(ii)Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank (which notice shall be irrevocable) by facsimile transmission or telephone no later than 3:00 p.m. Pacific time on the Business Day that the Advance is to be made. Each such telephonic notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in accordance with the Pricing Addendum. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. The notice shall be signed by a Responsible Officer.

5.Section 2.2 of the Agreement is amended to read as follows:

2.2    Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.
6.A new Section 2.3(a)(iii) is added to the Agreement to read as follows:
(iii)    Advances. The Advances shall bear interest, on the outstanding daily balance thereof, on the terms set forth in the Pricing Addendum
7.Section 2.5(b) of the Agreement is amended to read as follows:
(a)Final Payment. On the earlier of (i) the Growth Capital II Maturity Date or (ii) the prepayment, acceleration or termination of the Growth Capital II Line or this Agreement, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Growth Capital II Line (including the Growth Capital II Prepayment Premium in accordance with the terms of this Agreement, pro-rated for any partial prepayment), an amount equal to Forty Four Thousand Dollars ($44,000) (the “Growth Capital II Final Payment”); and

8.A new Subclause (d) is added to Section 2.5 of the Agreement to read as follows:

(d)    Unused Facility Fee. Borrower shall pay to Bank a quarterly Unused Facility Fee equal to one quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Obligations during the applicable quarter, which fee shall be payable in arrears within five (5) days of the last day of each such quarter and shall be nonrefundable.
9.Section 6.2(c) of the Agreement is amended to read as follows:

(c)    Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

10.A new Subclause (e) is added to Section 6.2 of the Agreement to read as follows:

(e)    within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto, together with aged listings by invoice date of accounts receivable and accounts payable in form satisfactory to Bank.
11.Section 6.7 of the Agreement is hereby amended to read as follows:

6.7    Minimum Cash at Bank. Roka shall maintain at all times a balance of unrestricted cash at Bank equal to at least Four Million Dollars ($4,000,000); provided, however, that if Bank receives evidence satisfactory to Bank that Roka has generated at least Twelve Million Dollars ($12,000,000) in revenue for the fiscal year ending December 31, 2017, then Roka shall maintain at all times a balance of unrestricted cash at Bank equal to at least Three Million Dollars ($3,000,000).
.
12.A new Section 13.8 is added to the Agreement to read as follows:

13.8    Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the parent, subsidiaries, or Affiliates and service providers of Bank, (ii) to prospective transferees, participants, or purchasers of any interest in the Obligations, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulators, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.
13.Exhibit C to the Agreement is hereby deleted in its entirety.

14.Exhibit D (Compliance Certificate) to the Agreement is amended and replaced in its entirety with Exhibit D (Compliance Certificate), attached hereto.

15.Exhibit E (Borrowing Base Certificate) in the form attached hereto is hereby added to the Agreement.

16.Any breach by Borrower of a representation or warranty contained in any warrant to purchase stock, as amended, shall constitute an Event of Default under the Agreement.

17.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. Each reference to “Borrower” or “Borrowers” in the Agreement and the Loan Documents shall mean and refer to each Borrower, individually, and/or to all the Borrowers, collectively and in the aggregate, as determined by Bank as the context may require. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

18.Borrower represents and warrants that (i) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects as of the date of this Amendment (except with respect to those representations and warranties expressly referring to a specific date, which shall be true and correct in all material respects as of such date), and (ii) that no Event of Default has occurred and is continuing.

19.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

20.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrowers;

(b)corporation resolutions and incumbency certification, duly executed by each Borrower;

(c)Amended and Restated Prime Referenced Rate Addendum to Loan and Security Agreement, duly executed by Borrowers;

(d)the Itemization of Amount Financed Disbursement Instructions signed by a Responsible Officer of each Borrower;

(e)Warrant to Purchase Stock, duly executed by Borrower;

(f)First Amendment to Warrant to Purchase Stock, duly executed by Borrower;

(g)Second Amendment to Warrant to Purchase Stock, duly executed by Borrower;

(h)an audit of the Collateral, the results of which shall be satisfactory to Bank;

(i)a growth capital fee equal to Ten Thousand Dollars ($10,000), plus a revolving line fee equal to Sixty Thousand Dollars ($60,000), plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(j)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ROKA BIOSCIENCE, INC.
By:	/s/ Lars Boesgaard
Name:	Lars Boesgaard
Title:	Vice President, Chief Financial Officer

PROMINEX, INC.
By:	/s/ Lars Boesgaard
Name:	Lars Boesgaard
Title:	Director, Treasurer

COMERICA BANK
By:	/s/ James Tai
Name:	James Tai
Title:	SVP

EXHIBIT D
COMPLIANCE CERTIFICATE
Please send all Required Reporting to:            Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department

1800 Bering Drive, San Jose CA 95112
Email directly to: aong@comerica.com and PaloAltoTLSComplianceMail@comerica.com

FROM:        ROKA BIOSCIENCE, INC. and PROMINEX, INC.
The undersigned authorized Officer of ROKA BIOSCIENCE, INC. and PROMINEX, INC. (each a “Borrower” and collectively, the “Borrowers”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending __________________________ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS                REQUIRED                    COMPLIES
Company Prepared Monthly F/S             Monthly, within 30 days                YES     NO
Compliance Certificate and Borrowing Base Certificate        Monthly, within 30 days                YES     NO
CPA Audited, Unqualified F/S                Annually, within 180 days of FYE            YES     NO
Annual Business Plan (incl. operating budget)         Annually, within 30 days of FYE                YES     NO
Audit                        Annual                         YES     NO

If Public:
10-Q                         Quarterly, within 5 days of SEC filing (50 days)        YES     NO
10-K                        Annually, within 5 days of SEC filing (95 days)        YES     NO

Total amount of Borrower’s cash and             Amount: $__________________________            YES     NO
investments
Total amount of Borrower’s cash and            Amount: $__________________________            YES     NO
investments maintained with Bank
                        DESCRIPTION                    APPLICABLE

Legal Action > $200,000                 Notify promptly upon notice _________________        YES     NO
Inventory Disputes > $200,000                Notify promptly upon notice _________________        YES     NO
Mergers & Acquisitions > $250,000            Notify promptly upon notice _________________        YES     NO
Cross default with other agreements >$200,000        Notify promptly upon notice _________________        YES     NO

Judgment > $200,000                    Notify promptly upon notice _________________        YES     NO

FINANCIAL COVENANTS                REQUIRED            ACTUAL        COMPLIES
Minimum Cash and Bank                $4,000,000 (unless $12,000,000 in    $_____________ YES     NO
revenue for FYE 2017, then $3,000,000)

OTHER COVENANTS                REQUIRED            ACTUAL        COMPLIES

Permitted Indebtedness for equipment leases         <$200,000            ________________________    YES     NO
Permitted Investments for stock repurchase             <$200,000            ________________________    YES     NO
Permitted Investments for subsidiaries             <$200,000            ________________________    YES     NO
Permitted Investments for employee loans             <$200,000         ________________________    YES     NO
Permitted Investments for joint ventures            <$200,000            ________________________    YES     NO
Permitted Liens for equipment leases             <$200,000         ________________________    YES     NO
Permitted Transfers                     <$200,000         ________________________    YES     NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

EXHIBIT E
[Borrowing Base Certificate]